Exhibit 99.1

Orthofix Reports First Quarter 2019 Results

•	Net sales of $109.1 million, an increase of 0.4% compared to prior year and 1.9% on a constant currency basis
•	Biologics products net sales increased 16.6% excluding the contractual reduction in marketing services fee
•	Net income of $0.9 million; compared to net income of $5.2 million in the prior year
•	Adjusted EBITDA of $15.7 million; a decrease of $4.1 million, or 20.5%, compared to prior year
•	Company reiterates full year 2019 guidance
•	First U.S. patients implanted with the M6-C™ artificial cervical disc following FDA approval
•	Initiated limited launch of fiberFUSE™, a differentiated demineralized bone matrix

LEWISVILLE, Texas — May 6, 2019 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the first quarter ended March 31, 2019.  Net sales were $109.1 million, earnings per share (“EPS”) was $0.05 and adjusted EPS was $0.27.

“For the first quarter, our top and bottom line results were slightly better than anticipated and we remain confident about our expected sales acceleration throughout the remainder of the year and into 2020, as we previously guided,” said Brad Mason, Orthofix President and Chief Executive Officer. “Regarding the M6-C artificial cervical disc, the U.S. Food and Drug Administration approval of the M6-C disc was certainly the most important highlight of the first quarter for the company. We recently released the compelling results of the full two-year data from the M6-C IDE clinical study and announced the first commercial U.S. patient implants, which marks the beginning of a measured launch of the M6-C disc in the U.S., including the ramp-up of training and certification of surgeons. Encouragingly, we continue to receive a very high level of interest and enthusiasm from physicians and distributors alike.” Mason continued, “Lastly, in addition to our strong first quarter sales of our Biologics products, we initiated a limited market release of fiberFUSE DBM, a differentiated demineralized bone matrix with handling characteristics similar to our market-leading Trinity ELITE™ stem cell allograft.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2019	2018	Change	Constant Currency Change
Bone Growth Therapies	$47,283	$46,163	2.4%	2.4%
Spinal Implants[1]	22,903	20,707	10.6%	11.6%
Biologics[2]	15,732	14,335	9.7%	9.7%
Global Spine[3]	85,918	81,205	5.8%	6.1%
Global Extremities	23,194	27,504	(15.7%)	(10.4%)
Net sales[4]	$109,112	$108,709	0.4%	1.9%

1 Excluding Spinal Kinetics, net sales decreased 4.6% on a reported basis and 4.2% on a constant currency basis

2 Excluding the contractual reduction in fee for marketing services, the growth year over year was 16.6% on a reported and constant currency basis

3 Excluding Spinal Kinetics and the contractual reduction in fee for marketing services, the increase was 3.1% on a reported and 3.2% on a constant currency basis

4 Excluding Spinal Kinetics and the contractual reduction in fee for marketing services, net sales decreased 1.6% on a reported and 0.2% on a constant currency basis

Gross profit increased $0.8 million to $85.4 million. Gross margin increased to 78.3% compared to 77.8% in the prior year period, primarily due to favorable product mix, offset slightly by the dilutive impact from Spinal Kinetics.

Net income was $0.9 million, or $0.05 per share, compared to net income of $5.2 million, or $0.27 per share in the prior year period. Adjusted net income from continuing operations was $5.2 million, or $0.27 per share, compared to adjusted net income of $7.4 million, or $0.39 per share in the prior year period.

EBITDA was $0.9 million, compared to $15.2 million in the prior year period. Adjusted EBITDA was $15.7 million, or 14.4% of net sales, compared to $19.7 million, or 18.1% of net sales, in the prior year period.

Liquidity

As of March 31, 2019, cash, cash equivalents, and restricted cash totaled $49.2 million compared to $72.2 million as of December 31, 2018. As of March 31, 2019, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations increased $2.5 million to ($1.0) million, while free cash flow increased $1.0 million to ($6.0) million.

Changes to Reportable Business Segments

The Company has changed its reportable business segments beginning with the first quarter of 2019, to align with changes in how the Company manages its business, reviews operating performance and allocates resources.  The Company now reports results under two reportable segments: Global Spine and Global Extremities. Historical financial results for previously reported quarterly and annual periods have been recast to reflect the two new business segments and will be available in the Company’s Form 8-K after market close today.

In addition to changing its reportable business segments, the Company changed its profitability measure for its reporting segments to EBITDA, which is a non-GAAP measure.

2019 Outlook

For the year ending December 31, 2019, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	2019 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High
Net sales	$472.0	[1]	$477.0	[1]
Net income	$14.6	[2]	$15.5	[2]
Adjusted EBITDA	$86.0	[3]	$89.0	[3]
EPS	$0.75	[4]	$0.80	[4]
Adjusted EPS	$1.75	[5]	$1.82	[5]

1 Represents a year-over-year increase of 4.2% to 5.3% on a reported basis

2 Represents a year-over-year increase of 5.7% to 12.2%

3 Represents a year-over-year decrease of 1.8% to a year-over-year increase of 1.6%

4 Represents a year-over-year increase of 4.2% to 11.1%

5 Represents a year-over-year decrease of 2.2% to year-over-year increase of 1.7%

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the first quarter 2019. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 3049899. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 3049899. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2018, to reflect new information, the occurrence of future events or circumstances or otherwise.

Trademarks

Solely for convenience, our trademarks and trade names in this press release are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that we will not assert, to the fullest extent under applicable law, our rights thereto.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(U.S. Dollars, in thousands, except share and per share data)	2019	2018
	(unaudited)
Net sales	$109,112	$108,709
Cost of sales	23,708	24,147
Gross profit	85,404	84,562
Sales and marketing	53,694	50,268
General and administrative	20,472	19,424
Research and development	9,229	6,937
Acquisition-related amortization and remeasurement	6,457	63
Operating income (loss)	(4,448)	7,870
Interest expense, net	(257)	(183)
Other income (expense), net	(404)	2,912
Income (loss) before income taxes	(5,109)	10,599
Income tax benefit (expense)	6,006	(5,373)
Net income	$897	$5,226

Net income per common share:
Basic	$0.05	$0.28
Diluted	0.05	0.27
Weighted average number of common shares:
Basic	18,750,184	18,404,856
Diluted	19,191,146	18,874,591

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except share data)	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$46,668	$69,623
Restricted cash	2,540	2,566
Trade accounts receivable, net of allowances of $7,448 and $7,463, respectively	79,615	77,747
Inventories	79,128	76,847
Prepaid expenses and other current assets	16,387	17,856
Total current assets	224,338	244,639
Property, plant and equipment, net	63,727	42,835
Patents and other intangible assets, net	56,764	51,897
Goodwill	71,177	72,401
Deferred income taxes	36,575	33,228
Other long-term assets	26,735	21,641
Total assets	$479,316	$466,641
Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	$19,643	$17,989
Current portion of finance lease liability	359	—
Other current liabilities	43,652	67,919
Total current liabilities	63,654	85,908
Long-term portion of finance lease liability	20,879	—
Other long-term liabilities	51,101	45,336
Total liabilities	135,634	131,244
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,790,769 and 18,579,688 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,879	1,858
Additional paid-in capital	252,862	243,165
Retained earnings	87,108	87,078
Accumulated other comprehensive income	1,833	3,296
Total shareholders’ equity	343,682	335,397
Total liabilities and shareholders’ equity	$479,316	$466,641

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of operating income (loss), net income, EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income," "Adjusted EPS," and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended March 31, 2019
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$7,730	$(995)	$(11,183)	$(4,448)
Other income (expense), net	(399)	(478)	473	(404)
Depreciation and amortization	2,187	1,300	1,183	4,670
Amortization of acquired intangibles	1,057	—	—	1,057
EBITDA	$10,575	$(173)	$(9,527)	$875
Share-based compensation	1,580	526	1,453	3,559
Foreign exchange impact	393	458	22	873
Strategic investments	658	—	1,264	1,922
Domestication to Delaware	—	—	147	147
Acquisition-related fair value adjustments	5,932	—	—	5,932
Gain on investment securities	—	—	(491)	(491)
Legal judgments/settlements	55	45	25	125
Succession charges	—	—	2,732	2,732
Adjusted EBITDA	$19,193	$856	$(4,375)	$15,674

	Three Months Ended March 31, 2018
(Unaudited, U.S. Dollars, in thousands)	Global Spine	Global Extremities	Corporate	Total Orthofix
Operating income (loss)	$16,767	$1,843	$(10,740)	$7,870
Other income (expense), net	(20)	189	2,743	2,912
Depreciation and amortization	2,015	1,296	995	4,306
Amortization of acquired intangibles	63	—	—	63
EBITDA	$18,825	$3,328	$(7,002)	$15,151
Share-based compensation	1,400	507	2,009	3,916
Foreign exchange impact	(23)	(141)	(912)	(1,076)
Strategic investments	—	—	2,419	2,419
Domestication to Delaware	—	—	798	798
Gain on investment securities	—	—	(1,629)	(1,629)
Legal judgments/settlements	(33)	207	(27)	147
Adjusted EBITDA	$20,169	$3,901	$(4,344)	$19,726

Adjusted Net Income

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2019	2018
Net income	$897	$5,226
Foreign exchange impact	873	(1,076)
Strategic investments	1,922	2,419
Domestication to Delaware	147	798
Acquisition-related fair value adjustments	5,932	—
Amortization of acquired intangibles	1,057	63
Interest and gain on investment securities	(593)	(1,629)
Legal judgments/settlements	125	147
Succession charges	2,732	—
Long-term income tax rate adjustment	(7,919)	1,410
Adjusted net income	$5,173	$7,358

Adjusted EPS

	Three Months Ended March 31,
(Unaudited, per diluted share)	2019	2018
EPS	$0.05	$0.27
Foreign exchange impact	0.05	(0.06)
Strategic investments	0.10	0.13
Domestication to Delaware	0.01	0.04
Acquisition-related fair value adjustments	0.31	—
Amortization of acquired intangibles	0.05	—
Interest and gain on investment securities	(0.03)	(0.09)
Legal judgments/settlements	0.01	0.01
Succession charges	0.14	—
Long-term income tax rate adjustment	(0.42)	0.09
Adjusted EPS	$0.27	$0.39

Weighted average number of diluted common shares (treasury stock method)	19,291,988	18,997,257

Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2019	2018
Net cash from operating activities	$(1,039)	$(3,560)
Capital expenditures	(4,916)	(3,438)
Free cash flow	$(5,955)	$(6,998)

2019 Outlook

	2019 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High
Net income	$14.6	$15.5
Interest expense, net	0.8	0.9
Income tax expense	5.9	6.4
Depreciation and amortization	24.2	24.2
EBITDA	$45.5	$47.0
Share-based compensation	19.1	20.1
Foreign exchange impact	0.9	0.9
Strategic investments	4.8	4.9
Acquisition-related fair value adjustments	8.5	8.7
Gain on investment securities	(0.5)	(0.5)
Legal judgments/settlements	1.3	1.3
Succession charges	6.4	6.6
Adjusted EBITDA	$86.0	$89.0

	2019 Outlook
(Unaudited, per diluted share)	Low	High
EPS	$0.75	$0.80
Foreign exchange impact	0.05	0.05
Strategic investments	0.25	0.25
Acquisition-related fair value adjustments	0.44	0.45
Amortization of intangible assets	0.25	0.25
Interest and gain on investment securities	(0.03)	(0.03)
Legal judgments/settlements	0.07	0.07
Succession charges	0.33	0.34
Long-term income tax rate adjustment	(0.36)	(0.36)
Adjusted EPS	$1.75	$1.82

Weighted average number of diluted common shares (treasury stock method)	19,375,000	19,375,000

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest expense, net; income tax expense; and depreciation and amortization to net income. EBITDA provides management with additional insight to its results of operations. EBITDA is the primary metric used by our Chief Operating Decision Maker in managing our business.

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended March 31, 2019 for a detail of these costs by consolidated statement of income line item; however, certain share-based compensation costs have been included within succession charges for 2019

•

Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other expense, net; guidance presented does not include the impact of any future foreign exchange fluctuations

•	Strategic investments – costs related to our strategic investments, such as due diligence and integration costs, which are primarily recorded as general and administrative expenses
•

Domestication to Delaware – costs associated with evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware during 2018, which are recorded as general and administrative expenses

•

Acquisition-related fair value adjustments – comprised of i) gains and losses related to remeasurement of contingent consideration to fair value, which are recorded as operating expenses and ii) an adjustment made to inventory acquired to account for the reasonable profit allowance for the selling effort on finished goods inventory, which is recorded as cost of sales

•

Amortization of acquired intangibles – amortization of intangible assets acquired in business combinations or asset acquisitions, including items such as developed technologies, in process research and development, trade names, and other intangible assets, which are recorded as operating expenses

•

Interest and gain on investment securities – net gains recognized (realized or unrealized) within other expense, net or interest income recognized relating to our investments in eNeura Inc. and Bone Biologics, Inc.

•

Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, including legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaints and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•

Succession charges – costs related to the transition of the Company’s President and CEO, including any cessation and onboarding amounts, accelerated share-based compensation expense, consulting services and other related expenses

•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 35% for the first and second quarters of 2018, 29% for the third and fourth quarters of 2018, and 27% for our 2019 results and outlook, which is based on current tax law and current expected income; actual reported tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.